Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

AVITA Medical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share	Rule 457(h)	96,798	(1)	$3.77	(2)	$364,928.46	(2)	0.00013810	$50.40
Equity	Common Stock, par value $0.0001 per share	Rule 457(h)	133,284	(3)	$3.77	(4)	$502,480.68	(4)	0.00013810	$69.39
Equity	Common Stock, par value $0.0001 per share	Rule 457(h)	19,063	(5)	$5.36	(6)	$102,177.68	(6)	0.00013810	$14.11
Equity	Common Stock, par value $0.0001 per share	Rule 457(h)	26,250	(7)	$5.36	(8)	$140,700.00	(8)	0.00013810	$19.43
Equity	Common Stock, par value $0.0001 per share	Rule 457(h)	29,446	(9)	$3.47	(10)	$102,177.62	(10)	0.00013810	$14.11
Equity	Common Stock, par value $0.0001 per share	Rule 457(h)	40,547	(11)	$3.47	(12)	$140,698.09	(12)	0.00013810	$19.43
Total Offering Amounts							$1,353,162.53			$186.87
Total Fee Offsets (13)										-
Net Fee Due										$186.87

(1)
Represents 96,798 shares of Common Stock issuable to the non-employee directors of the Registrant upon the exercise of outstanding stock options issued pursuant to individual stock option grant agreements in 2026.
(2)
The proposed maximum offering price per share has been determined pursuant to Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is $3.77, which is the exercise price of options granted pursuant to the individual stock option grant agreements.
(3)
Represents 133,284 shares of Common Stock issuable to the non-employee directors of the Registrant upon the vesting of restricted stock units (“RSUs”) issued pursuant to individual RSU grant agreements in 2026.
(4)
The proposed maximum offering price per share has been determined pursuant to Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is $3.77, which is the grant date fair value of the RSUs pursuant to the individual restricted stock unit grant agreements.
(5)
Represents 19,063 shares of Common Stock issuable to a non-employee director of the Registrant upon the exercise of outstanding stock options issued pursuant to individual stock option grant agreements in 2026.
(6)
The proposed maximum offering price per share has been determined pursuant to Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is $5.36, which is the exercise price of options granted pursuant to the individual stock option grant agreement.
(7)
Represents 26,250 shares of Common Stock issuable to a non-employee director of the Registrant upon the vesting of RSUs issued pursuant to individual RSU grant agreements in 2026.
(8)
The proposed maximum offering price per share has been determined pursuant to Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is $5.36, which is the grant date fair value of the RSUs pursuant to the individual restricted stock unit grant agreement.
(9)
Represents 29,446 shares of Common Stock issuable to a non-employee director of the Registrant upon the exercise of outstanding stock options issued pursuant to individual stock option grant agreements in 2026.
(10)
The proposed maximum offering price per share has been determined pursuant to Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is $3.47, which is the exercise price of options granted pursuant to the individual stock option grant agreement.
(11)
Represents 40,547 shares of Common Stock issuable to a non-employee director of the Registrant upon the vesting of RSUs issued pursuant to individual RSU grant agreements in 2026.
(12)
The proposed maximum offering price per share has been determined pursuant to Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is $3.47, which is the grant date fair value of the RSUs pursuant to the individual restricted stock unit grant agreement.
(13)
The Registrant does not have any fee offsets.